SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                            _______________


                               FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 8, 1998



                             Oncor, Inc.
         (Exact name of registrant as specified in charter)



         Maryland                0-16177          52-1310084
(State or other jurisdiction   (Commission       (IRS Employer
    of incorporation)          File Number)   Identification No.)



   209 Perry Parkway, Gaithersburg, Maryland              20877
   (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (301) 963-3500

                               N.A.
  (Former name or former address, if changed since last report.)

Item 5.   Other Events

          See attached press release.




                            SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Oncor, Inc.
                              (Registrant)



                              By:     /s/ John L. Coker
                              Name:   John L. Coker
                              Title:  Chief Financial Officer


Dated: January 13, 1998


                           Press Release
_________________________________________________________________

For Further Information Contact:                      Oncor, Inc.
Stephen Turner,                                 209 Perry Parkway
  Chief Executive Officer                 Gaithersburg, MD  20877
Cecil Kost,                                         (301)963-3500
  Chief Operating Officer                       Fax (301)926-6129
John Coker,                                  E-mail: ir@oncor.com
  Chief Financial Officer
_________________________________________________________________

FOR IMMEDIATE RELEASE

                  ONCOR COMPLETES EQUITY FINANCING

Gaithersburg, Maryland -- January 9, 1998 ... Oncor, Inc. (AMEX:
ONC), announced today that it has completed a $5 million equity financing in a private placement of preferred stock. The preferred stock is convertible into common stock of the Company under certain circumstances, generally in a period beginning after 90 days, at prices equal to the lower of (i) 100% (reducing over time to 90%) of the average of the lowest closing bid price of the common stock on any two of the most recent 22 trading days preceding the date of conversion and (ii) $4.56. In addition, the Company will be issuing warrants to purchase 125,000 shares of common stock in connection with the transaction, with an exercise price of $5.16 per share.

The investors and the Company each have rights to increase the amount of the investment under certain circumstances. Oncor will file a registration statement on Form S-3 with the Securities and Exchange Commission in order to register the common stock underlying the preferred stock and the warrants sold in the transaction. Promethean Investment Group, L.L.C., a New York-based fund management group, advised the investors in the transaction.

The Company intends to use the net proceeds of this financing for near-term working capital purposes, including funding the marketing launch of its INFORM breast cancer prognostic test recently approved by the U.S. Food and Drug Administration.
Oncor continues to work with its advisor -- Lehman Brothers -- in an effort to effect one or more long-term strategic transactions to increase shareholder value.


Oncor, Inc. (http://www.oncor.com) develops, manufactures and markets gene-based test systems and related products for use in the detection and management of cancer and other human disease.

This press release contains statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Oncor files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.

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